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                                                                    EXHIBIT 23.2

[LOGO]         [THIGPEN, JONES, SEATON & CO., P.C. LETTERHEAD]





         We have issued our report dated February 26, 1999 on the accompanying financial statements of Satilla Financial Services, Inc. as included in the SB-2 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form SB-2 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                           /s/ Thigpen, Jones, Seaton & Co., PC


Dublin, Georgia
April 5, 1999